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                                                          FOR IMMEDIATE RELEASE
                                                                 MARCH 18, 2004



               EXTENDICARE ANNOUNCES SENIOR EXECUTIVE APPOINTMENT

MILWAUKEE, WISCONSIN -- Extendicare Health Services, Inc. (EHSI). The Board of Directors of EHSI is pleased to announce the appointment of Philip Small as Executive Vice President and Chief Operating Officer of Extendicare Health Services, Inc.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

Mr. Small began his career with Extendicare and EHSI in June 2001 as the Senior Vice-President Strategic Planning and Development.

"Since joining Extendicare Phil has had tremendous success implementing the strategic turnaround of EHSI, demonstrating both leadership and a strong commitment towards helping the Company achieve its growth objectives," said Mel Rhinelander, Chief Executive Officer. "His experience exemplifies the bench strength that characterizes Extendicare's management team."

Mr. Small's past experience includes Executive Vice President, Strategic Planning and Operations Support and acting Chief Financial Officer, Beverley Enterprises. Prior to that, he was Senior Vice President, Finance. His prior experience also includes serving as Director, Reimbursement for HCA Management Company of Atlanta, Georgia. Mr. Small began his career at Ernst and Young. He is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from Virginia Polytechnic Institute.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 275 long-term care facilities across North America, with capacity for over 28,900 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,800 people in the United States and Canada.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:
Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com
Visit Extendicare's Website @ WWW.EXTENDICARE.COM

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